Exhibit 99.1
CYRUSONE INC. ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION
DALLAS - March 2, 2017 - CyrusOne Inc. (NASDAQ: CONE) (the “Company”) today announced that CyrusOne LP and CyrusOne Finance Corp. (the “Issuers”) have commenced an offer to purchase for cash (the “Tender Offer”) any and all of their outstanding 6.375% Senior Notes due 2022 (the “Notes”).
In conjunction with the Tender Offer, the Issuers have also commenced a solicitation of consents (the “Consent Solicitation”) to amend the indenture governing the Notes to reduce the notice requirements for optional redemption from 30 days to 3 business days, eliminate substantially all of the restrictive covenants and several events of default and to eliminate or modify certain other provisions contained in the indenture governing the Notes. The Tender Offer and Consent Solicitation (together, the “Offer”) are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase and Consent Solicitation”), dated March 2, 2017, and in the related Consent and Letter of Transmittal (together, the “Offer Materials”) which set forth a more detailed description of the terms of the Offer.
Holders of the Notes are urged to carefully read the Offer Materials before making any decision with respect to the Offer.
The following table summarizes certain material terms of the Offer:

CUSIP Number	Outstanding Principal Amount	Title of Security	Early Redemption Date	Fixed Spread	Reference Security	Relevant Bloomberg Page	Consent Payment
CUSIP No. 23283PAB0	$474,808,000	6.375% Senior Notes due 2022	November 15, 2017	0.50%	0.875% U.S. Treasury Note due November 15, 2017	PX3	$30.00 per $1,000 Principal Amount of Notes
Holders who validly tender their Notes and deliver their consents pursuant to the Consent Solicitation on or prior to 5:00 p.m., New York City time, on March 15, 2017, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Consent Payment Deadline”), and who do not validly withdraw their Notes or consents, will be eligible to receive the total consideration determined in the manner described in the Offer Materials by reference to the fixed spread over the yield to maturity of the applicable Reference Security listed above (the “Total Consideration”), which includes a consent payment equal to $30.00 per $1,000 principal amount of tendered Notes. For Notes that have been validly tendered prior to the Consent Payment Deadline, settlement is expected to be March 17, 2017, which is the second business day following the Consent Payment Deadline.
Holders who properly tender their Notes after the Consent Payment Deadline and on or prior to the Offer Expiration Time (as defined below), and who do not validly withdraw their Notes, will be eligible to receive an amount equal to the Total Consideration less the $30.00 consent payment per $1,000 principal amount of tendered Notes.
The Offer will expire at 5:00 p.m., New York City time, on March 29, 2017, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Offer Expiration Time”).
In addition, accrued and unpaid interest up to, but not including, the payment date of the Notes will be payable in cash on all validly tendered and accepted Notes.
The Company’s obligation to accept for purchase and to pay for any Notes validly tendered or consents delivered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation. Notes tendered and consents delivered pursuant to the Offer may be withdrawn at any time before the Consent Payment Deadline.
The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate or withdraw the Offer at any time and not accept for purchase any Notes or consents, (ii) waive any or all of the conditions of the Offer, in whole or in part, at any time prior to the Offer Expiration Time and from time to time, (iii) extend the Offer Expiration Time or the Consent Payment Deadline or (iv) otherwise amend the Offer in any respect. If the Company makes a material change in the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Company will disseminate additional offering materials and extend the Offer to the extent required by law. Until the Offer Expiration Time, no assurance can be given that the Offer will be completed.

The Issuers expect to redeem any and all of the Notes not tendered by issuing a notice of redemption on the date of the Consent Payment Deadline. Nothing in this press release should be construed as a notice of redemption with respect to the Notes.
The Company has retained J.P. Morgan Securities LLC to serve as dealer manager for the Offer. Requests for documents may be directed to Ipreo LLC, the information agent and tender agent for the Offer, by telephone at (888) 593-9546, by email at tenderoffer@ipreo.com or in writing at 1359 Broadway, 2nd Floor, New York, New York 10018.
None of the Company, the Dealer Manager, the Information Agent or the Tender Agent makes any recommendation in connection with the Offer. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.
This press release is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities. The Offer is being made solely by means of the Offer to Purchase and Consent Solicitation dated March 2, 2017 and the related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Safe Harbor Note
This release contains forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
About CyrusOne
CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 945 customers, including 181 Fortune 1000 companies.
CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise and cloud customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 37 data centers worldwide.
Investor Relations
Michael Schafer
972-350-0060
investorrelations@cyrusone.com